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                                  EXHIBIT 21.1

                          infoUSA INC. AND SUBSIDIARIES
                     SUBSIDIARIES AND STATE OF INCORPORATION

infoUSA Marketing, Inc.                                     Delaware
CD ROM Technologies, Inc.                                   Delaware
infoUSA Inc.                                                Delaware
Walter Karl, Inc.                                           New York
Strategic Information Management, Inc.                      Delaware
Donnelley Marketing, Inc.                                   Delaware
American Church Lists, Inc.                                 Texas
City Directories, Inc.                                      Delaware
idEXEC, Inc.                                                Delaware
BJ Hunter Information, Inc.                                 Canada
Business CreditUSA.com, Inc.                                Delaware
List Bazaar.com, Inc.                                       Delaware


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